Exhibit 99.1

Media Contact:	Investor Relations Contact:
Jason Davis	Carolyn Bass
Horn Group	Market Street Partners
646-688-0588	415-445-3232
jdavis@horngroup.com	ir@taleo.com
Taleo Reports 36% Year-over-Year Revenue Growth
— Record Application Revenue Growth Drives Record Profits —
Dublin, Calif., — November 1, 2007 – Taleo (NASDAQ: TLEO), the leading provider of on demand talent management solutions, today announced financial results for the third quarter ended September 30, 2007.
Third Quarter Highlights Include:
•	Total revenues of $33.7 million, an increase of 36% year-over-year, and 9% quarter-over-quarter, driven by a record 35% year-over-year increase in application revenue and a 37% year-over-year increase in services revenue.

•	GAAP net income of $2.2 million, or $0.08 per fully diluted share, as compared to a GAAP net loss of $(0.8) million or $(0.04) per fully diluted share in the third quarter of 2006.

•	Non-GAAP net income of $4.2 million, or $0.15 per fully diluted share, as compared to non-GAAP net income of $0.9 million, or $0.04 per fully diluted share reported in the third quarter of 2006.

•	Customer base grew to over 1,380 customers with more than one million application users.
“We are extremely pleased with the company’s performance,” commented Michael Gregoire, president and CEO of Taleo. “Demand for Taleo’s leading talent management solution is robust and initial reaction to our innovative new performance management product has been very positive. The company continues to experience strong organic growth across a wide range of verticals. We now serve over 1,000 small and medium-size businesses, 35 of the Fortune 100 and 103 of the Fortune 500, reinforcing our position of strength in this growing talent management market.”
Additional Third Quarter Business Highlights:
•	Signed 208 new customers, including 17 new Taleo Enterprise Edition customers, and 191 new Taleo Business Edition (TBE) customers, bringing Taleo’s customer base to over 1,380 organizations around the world.

•	Taleo’s TBE group surpassed the 1000th customer milestone.

•	New customers include: Abercrombie and Fitch, AT Kearney, Boston Medical Center, the City of Edmonton, Jefferson Wells, Macy’s Inc., Southern Company and Tesoro Corporation.

•	Strong international customer acquisition including Ericsson and Barco in Europe, and Qantas Airlines and Rio Tinto in the Asia-Pacific region.

•	Hosted its largest annual customer event to date, Taleo WORLD 2007, where over 740 attendees gathered to discuss strategies for winning the war for talent, aligning talent to business goals and driving higher performance.

•	Taleo built and delivered a TBE application on Facebook® Platform to allow TBE customers to source passive candidates through their trusted networks.

•	Strengthened leading position within the retail industry with the acquisition of WetFeet.

•	Processed more than 316,000 hires from over 9.4 million applicants.
“Taleo continues to lead the on-demand talent management market by delivering deep functionality along with our enterprise class scalability, availability and high level of service and support,” stated Gregoire. “Our SMB Business Unit continues to accelerate its growth and reach new milestones, surpassing the 1,000 customer mark during the third quarter. Taleo’s strength and momentum allows us to focus on innovation and execution in the fourth quarter and throughout 2008 as we bring our performance management product, Taleo Performance, to market.”
Taleo delivered the following results for the quarter ended September 30, 2007:
Revenue: Total revenue for the third quarter was $33.7 million, representing an increase of 36% on a year-over-year basis. Application revenue for the third quarter was $27.4 million, an increase of 35% on a year-over-year basis. Services revenue for the third quarter was $6.3 million, an increase of 37% on a year-over-year basis, driven by milestone-based engagements for which milestones were met in the third quarter.
Net Income / (Loss) and Net Income / (Loss) Per Share to Common Stockholders: Net income in accordance with accounting principles generally accepted in the United States, or GAAP, was $2.2 million for the third quarter of 2007. This compares to a GAAP net loss of $(0.8) million in the same period last year. Net income per fully diluted share was $0.08 for the third quarter of 2007 based on 28.8 million weighted average shares outstanding compared to net loss per fully diluted share of $(0.04) for the same period in 2006 based on 20.4 million weighted average shares outstanding.
Non-GAAP Net Income and Non-GAAP Net Income Per Share to Common Stockholders: Non-GAAP net income, which excludes restructuring charges, share-based compensation expense pursuant to SFAS 123(R), amortization of acquired intangibles, and non-cash income tax and tax valuation adjustments, was $4.2 million for the third quarter of 2007, compared to non GAAP net income of $0.9 million for the same period last year. Non-GAAP net income per fully diluted share was $0.15 for the third quarter of 2007 based on 28.8 million weighted average shares outstanding compared to non-GAAP net income per fully diluted share of $0.04 for the same period in 2006 based on 25.7 million weighted average shares outstanding.
Conference Call Details
In conjunction with this announcement, Taleo will host a conference call today at 4:30 p.m. EDT to discuss the company’s third quarter 2007 financial results. To access this call, dial 866-825-1692 using passcode 82408371. A replay of this conference call will be available through November 8, 2007 at 888-286-8010. The replay passcode is 27992920. A live webcast of this conference call will be available on the “Investor Relations” page of the company’s Web site, (www.taleo.com) and a replay will be archived on the Web site as well.
About Taleo
Taleo (NASDAQ: TLEO) is the leader in on demand, web-based talent management solutions that empower organizations of all sizes, around the world to assess, acquire, develop and align their workforce for improved business performance. More than 1,380 organizations use Taleo, including 35 of the Fortune 100, for talent acquisition and performance management, with over 1 million users processing 71 million candidates from over 100 countries. Requiring no capital investment, Taleo’s software as a service and on demand delivery offers 99.9% availability.
Forward-looking Statements
This release contains forward-looking statements, including statements regarding Taleo’s future performance, new product development and market growth. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including the long sales cycle for our software; failure to develop new software products or enhance existing products; failure to retain key staff; and the failure to properly protect our proprietary rights and intellectual property. Further information on potential factors that could affect actual results is included in Part I, Item 1A of Taleo’s Annual Report on Form 10-K, as filed with the SEC on March 16, 2007, in Part II, Item 1A of Taleo Quarterly Report on Form 10-Q, as filed with the SEC on August 9, 2007, and in other reports filed by Taleo with the SEC.
Non-GAAP Financial Measures
Taleo has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and non-GAAP net income per share. Taleo uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Taleo’s ongoing operational performance. Taleo believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Taleo’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude restructuring charges, share-based compensation expense pursuant to SFAS 123(R), amortization of acquired intangibles, and non-cash income tax and tax valuation adjustments.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Taleo Corporation
Condensed Consolidated Balance Sheets
(All amounts in thousands)
(Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$78,667	$58,785
Restricted cash	288	2,722
Accounts receivable, net	31,167	25,952
Prepaid expenses and other current assets	4,850	3,657
Investment credit receivable	4,511	4,395

Total current assets	119,483	95,511

Property and equipment, net	18,947	12,928
Restricted Cash	838	1,048
Other assets	2,643	1,448
Goodwill	9,749	6,028
Other Intangibles, net	1,515	457

Total assets	$153,175	$117,420

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$22,362	$18,708
Customer deposits	824	80
Deferred revenue	29,871	18,547
Capital lease obligation, short-term	69	381

Total current liabilities	53,126	37,716

Customer deposits and long term deferred revenue	—	360
Other liabilities	5,502	1,101
Capital lease obligation, long-term	21	17
Class B Redeemable Common Stock	—	—

Total liabilities	58,649	39,194

Exchangeable share obligation	367	796

Stockholders’ equity:
Capital stock	—	—
Additional paid-in capital	146,358	133,610
Accumulated deficit	(53,882)	(56,329)
Treasury stock	(158)	(158)
Accumulated other comprehensive income	1,841	307

Total stockholders’ equity	94,159	77,430

Total liability and stockholders’ equity	$153,175	$117,420

Taleo Corporation
Condensed Consolidated Statements of Operations
(All amounts in thousands except per share data)
(Unaudited)

	Three Months Year Ended		Nine Months Year Ended
	September 30		September 30
	2007	2006	2007	2006
Revenue:
Application	$27,429	$20,274	$76,680	$57,521
Consulting	6,315	4,609	16,735	12,998

Total revenue	33,744	24,883	93,415	70,519

Cost of revenue (note 1):
Application	5,476	4,754	15,845	13,563
Amortization of acquired intangibles	36	250	107	748

Total cost of application revenue	5,512	5,004	15,952	14,311
Consulting	4,799	3,084	13,258	9,617

Total cost of revenue	10,311	8,088	29,210	23,928

Gross profit	23,433	16,795	64,205	46,591

Operating expenses (note 1):
Sales and marketing	9,949	7,391	26,937	21,663
Research and development	5,620	4,844	16,515	14,444
General and administrative	6,267	5,792	18,143	15,566
Restructuring cost and other charges	—	426	—	426

Total operating expenses	21,836	18,453	61,595	52,099

Income / (loss) from operations	1,597	(1,658)	2,610	(5,508)

Other income / (expense):
Interest income	757	746	2,106	2,232
Interest expense	(42)	(24)	(71)	(67)

Total other income	715	722	2,035	2,165

Income / (loss) before provision / (benefit) for income tax	2,312	(936)	4,645	(3,343)
Provision / (benefit) for income taxes	79	(179)	3,257	(164)

Net income / (loss) attributable to Class A common stockholders	$2,233	$(757)	$1,388	$(3,179)

Net income / (loss) per share attributable to Class A common stockholders — basic	$0.09	$(0.04)	$0.06	$(0.16)

Net income / (loss) per share attributable to Class A common stockholders — diluted	$0.08	$(0.04)	$0.05	$(0.16)

Weighted average Class A common shares — basic	24,638	20,384	23,790	19,477

Weighted average Class A common shares — diluted	28,771	20,384	28,225	19,477

NOTES

1.	Includes share-based compensation expense pursuant to SFAS 123(R)

Application COS	$95	$55	$237	$143
Service COS	126	68	337	159

COS Subtotal	221	123	574	302

Sales & Marketing Operating Cost	470	287	1,233	750
R&D Operating Cost	308	217	836	494
G&A Operating Cost	832	555	2,153	1,848

SG&A Subtotal	1,610	1,059	4,222	3,092

Total share-based compensation expense	$1,831	$1,182	$4,796	$3,394

Taleo Corporation
Condensed Consolidated Statements of Operations (Continued)
(All amounts in thousands except per share data)
Reconciliation of GAAP net income / (loss) and non-GAAP net income:

	Three Months Year Ended		Nine Months Year Ended
	September 30		September 30
	2007	2006	2007	2006
GAAP net income / (loss) reported above	$2,233	$(757)	$1,388	$(3,179)
Add back:
Restructuring Cost and other charges		426		426
Loss on disposal of fixed assets	—	—	—	181
Share-based compensation expense (SFAS 123(R))	1,831	1,182	4,796	3,394
Amortization of acquired intangibles	108	250	257	748
Non-cash income tax reserve	—	(183)	2,899	(183)

	1,939	1,675	7,952	4,566

Non-GAAP net income	$4,172	$918	$9,340	$1,387

Non-GAAP net income per share
Basic	$0.17	$0.05	$0.39	$0.07

Diluted	$0.15	$0.04	$0.33	$0.05

Reconciliation of basic and fully diluted share count:

Basic	24,638	20,384	23,790	19,477

Add: Weighted Average — Series B common stock	804	2,919	1,249	3,567
Weighted Average — warrants & options	3,329	2,381	3,186	2,534

Diluted	28,771	25,684	28,225	25,578

Taleo Corporation
Consolidated Statement of Cash Flows
(all amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2007	2006

Cash flows from operating activities:
Net income / (loss)	$1,388	$(3,179)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Depreciation and amortization	4,683	3,505
Loss on disposal of fixed assets	—	398
Amortization of tenant inducements	(167)	(170)
Stock-based compensation expense	4,796	3,394
Director fees settled with stock	177	—
Bad debt expense	512	85
Interest earned on restricted cash	1	—
Changes in working capital accounts:
Accounts receivable	(5,287)	(9,197)
Prepaid expenses and other assets	(969)	(971)
Investment credit receivable	587	1,145
Accounts payable and accrued liabilities	3,806	314
Deferred revenues and customer deposits	11,139	6,193

Net cash provided by operating activities	20,666	1,517

Cash flows from investing activities:
Acquisition of property and equipment	(7,645)	(8,777)
Restricted cash — decrease	2,657	31
Acquisition of business	(3,301)	—

Net cash used in investing activities	(8,289)	(8,746)

Cash flows from financing activities:
Principal payments on capital lease obligations	(319)	(444)
Proceeds from stock options and warrants exercised	7,268	1,255

Net cash provided by financing activities	6,949	811

Effect of exchange rate changes on cash and cash equivalents	556	61

Increase in cash and cash equivalents	19,882	(6,357)
Cash and cash equivalents:
Beginning of period	58,785	59,346

End of period	$78,667	$52,989

Supplemental cash flow disclosures:
Cash paid for interest	$9	$34

Cash paid for income taxes	$124	$—

Supplemental disclosure of non-cash financing and investing activities:
Property and equipment purchases included in accounts payable and accrued liabilities	$2,637	$615
Contingent shares issuable	$—	$80
Contingent shares issued	$—	$81
Class B common stock exchanged for Class A common stock	$21,508	$22,752
Treasury stock issued to employees under ESPP	$450	$—
Treasury stock acquired to settle payroll taxes	$451	$86